Exhibit 99.1

                 Orion HealthCorp Announces Settlement Agreement


     ATLANTA--(BUSINESS WIRE)--Sept. 14, 2006--Orion HealthCorp, Inc. (AMEX:
ONH) today announced that it, together with three of its shareholders, one of its directors and a former officer, who were also defendants, had entered into a settlement agreement (the "Agreement") regarding a previously disclosed lawsuit, Cause No. 2005-44326, which was filed in the 80th Judicial District Court of Harris County, Texas, on July 12, 2005, by American International Industries, Inc. By entering into the Agreement, neither Orion HealthCorp nor the other parties admitted guilt or wrongdoing of any kind. Under the terms of the Agreement, American International Industries, Inc. will receive $750,000, paid primarily by various insurance carriers. As a part of the Agreement, the parties agreed to mutual releases from all claims. The plaintiffs had been seeking $7.6 million in damages and other relief.

     Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We are pleased to have reached an agreement that we believe is in the best interest of our company and its shareholders, especially since the litigation was originally filed against SurgiCare, a predecessor company to Orion. While the portion of the consideration to be paid by Orion HealthCorp's insurance company is expected to have little or no impact on the Company's operations, the signing of this agreement eliminates the distractions that come with any litigation and allows all parties involved to get back to focusing on adding value to their respective businesses."

     Orion HealthCorp, Inc. provides complementary business services to physicians through two wholly owned subsidiaries: Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, labor and employee benefits, an inability to obtain a forbearance on the Company's revolving lines of credit as a result of the Company's default of its financial covenants, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies, including the impact and expense of any potential acquisitions and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


     CONTACT: Orion HealthCorp, Inc.
              Terrence L. Bauer, 678-832-1800
              or
              Stephen H. Murdock, 678-832-1800